UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 28, 2003

NEUBERGER BERMAN INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 001-15361

DELAWARE	06-1523639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Third Avenue
New York, NY 10158
(Address of principal executive offices)

(212) 476-9000
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On January 28, 2003, Neuberger Berman Inc. (the “Corporation”), issued a press release with respect to its results of operations for the fourth quarter and year ended December 31, 2002. A copy of the press release issued by the Corporation is attached as Exhibit 99.1 and incorporated herein by reference.

On January 28, 2003, the Corporation announced that its Board of Directors declared the Corporation’s cash dividend for the fourth quarter 2002 in the amount of $0.075 per share. The dividend will be payable on February 19, 2003, to stockholders of record at the close of business on February 7, 2003. A copy of the press release issued by the Corporation is attached as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

Exhibit No.	Document

(99)	Additional Exhibits

99.1	Press release issued by the Corporation on January 28, 2003, with respect to the Corporation’s results of operations for the fourth quarter and year ended December 31, 2002.

99.2	Press release issued by the Corporation on January 28, 2003, with respect to declaration of its fourth quarter 2002 cash dividend.

ITEM 9.    REGULATION FD DISCLOSURE

The Corporation is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this Report. Exhibit 99.1 is the Corporation’s press release, dated January 28, 2003, reporting the Corporation’s results of operations for the fourth quarter and year ended December 31, 2002.

The information in this Item 9 and the related Exhibit 99.1 are furnished pursuant to Regulation FD, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neuberger Berman Inc.
(Registrant)

Date:	January 29, 2003	By:	/S/ MATTHEW S. STADLER Matthew S. Stadler Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued by Neuberger Berman Inc. on January 28, 2003, reporting its results of operations for the fourth quarter and year ended December 31, 2002.

99.2	Press release issued by Neuberger Berman Inc. on January 28, 2003, with respect to the declaration of its fourth quarter 2002 cash dividend.

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